EXHIBIT 10.40 (g)
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

AMENDMENT No. 7 TO LETTER AGREEMENT DCT-015/2004

This Amendment No. 7 to Letter Agreement DCT-015/2004, dated as of November 9, 2005 (“Amendment No. 7”) relates to the Letter Agreement DCT-015/2004 (the “Letter Agreement”) between Embraer - Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and Republic Airline Inc. (“Buyer”) dated March 19, 2004 and which concerns the Purchase Agreement DCT-014/2004 (the “Purchase Agreement”), as amended from time to time (collectively referred to herein as “Agreement”). This Amendment No. 7 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No. 7 sets forth additional agreements between Embraer and Buyer relative to exercise of 4 Conditional Aircraft into 4 Firm Aircraft (as per Amendment No. 14 to the Purchase Agreement dated as of the date hereof), and [*].

Except as otherwise provided for herein all terms of the Letter Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 7 that are not defined herein shall have the meaning given in the Letter Agreement. In the event of any conflict between this Amendment No. 7 and the Letter Agreement the terms, conditions and provisions of this Amendment No. 7 shall control.

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

1.	Spare Parts Credit:

1.1	Article 1(ii) of the Letter Agreement shall be deleted and replaced by the following:

"(ii) Spare Parts Credit: Embraer will provide a spart parts (except for engines, engine related parts and APU), ground support equipment and test equipment credit of [*]. This [*] credit shall be made available to Buyer upon [*]. If for any reason [*], then [*] Buyer shall [*]. The [*] credit with respect to an Aircraft shall only be made available to Buyer in the event there is [*]. If [*] credit is not so made available to Buyer because [*] such credit shall be made available at such time thereafter [*]. Any portion of such credit which remains unused [*] shall be deemed to have been waived by Buyer, and no further compensation shall be due from Embraer to Buyer for such [*] credit(s). Such [*] credit(s) shall be applied [*]."

2. Aircraft [*]

  2.1 [*]

3. Miscellaneous

All other provisions of the Letter Agreement which have not been specifically amended or modified by this Amendment No. 7 shall remain valid in full force and effect without any change.

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*Confidential

CONFIDENTIAL

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 7 to Letter Agreement to be effective as of the date first written above.

EMBRAER - Empresa Brasileira de Aeronáutica S.A.	REPUBLIC AIRLINE INC.

/s/ Illegible	/s/ Bryan Bedford

Name: Title:	Name: Bryan Bedford Title: President

Date: Place:	Date: November 9, 2005 Place: Indianapolis

Witness: /s/ Fernando Bueno	Witness: /s/ Lars-Erik Arnell
Name: Fernanco Bueno	Name: Lars-Erik Arnell